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                                                                   Exhibit 23.11

                         Consent of Michael R. Hannon

     I hereby consent to be named in this joint proxy statement-prospectus constituting a part of the Registration Statement on Form S-4 and related documents as a person designated to become a director of TeleCorp-Tritel Holding Company upon the consummation of the merger of TeleCorp PCS, Inc. and Tritel, Inc. I understand and consent to the filing of these documents with the United States Securities and Exchange Commission.


Signature:  /s/  Michael R. Hannon
            ......................

Date:       June 20, 2000